Exhibit III



                                   CERTIFICATE



          The undersigned certifies that he is a duly designated and acting officer of AGL Resources Inc., a Georgia corporation ("AGLR") and that:

          AGLR's Quarterly Report on Form U-9C-3 filed pursuant to Rule 58 for the quarter ended December 31, 2001 was filed with each state commission having jurisdiction over the retail rates of the public utility companies that are associate companies of any of the reporting companies.

          The names and addresses of such state utility commissions are:

                              Georgia Public Service Commission
                              47 Trinity Avenue SW
                              Atlanta, GA 30334

                              Virginia State Corporation Commission
                              1300 East Main Street
                              10th Floor
                              Richmond, VA 23219

                              Tennessee Regulatory Authority
                              460 James Robertson Parkway
                              Nashville, TN 37243-0505




          IN WITNESS WHEREOF, I have hereunto set my hand as of the 31st day of May, 2002.




                                                   /s/ Richard T. O'Brien

                                                   Richard T. O'Brien
                                                   Executive Vice President and
                                                   Chief Financial Officer
                                                   AGL Resources Inc.